EXHIBIT 10.40

              SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS


     THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS (hereinafter referred to as the "Agreement") is made and entered into on March 26, 1996 by and between the following parties: Sierra Tahoe Bancorp; Truckee River Bank; and Sierra Bank of Nevada, a Nevada Banking Corporation, its employees, officers, directors, shareholders, affiliates, by and through its counsel (hereinafter collectively the "Defendants"), and, Bank of Illinois in Dupage; Bank of Hamilton; Bank of San Bernardino; Burlingame Bank and Trust Company; Cerritos
Valley Bank; Citizens Bank,Inc.; Clovis Community Bank; Comstock Bank; El Capitan National Bank; First National Bank; First National Bank of Durango; First Citizens Bankshares, Inc.; Founders National Bank of Los Angeles; Good Time Restaurant, Inc.; Great Valley Bank; Hergent National Bank; Humboldt Bank; Imperial Thrift and Loan Association; Jim Thorpe National Bank; Landmark Bank Mid Cities; Mid-Peninsula Bank; National Bank of Coxsackie; National Bank of Fairbury; National Bank of Vernon; North County Bank; Ocean National Bank of Kennebunk; Prior Lake State Bank; Republic Bank, Inc.; San Benito Bank; San Jose National Bank; Shoreline Bank and Trust Company; Tri-State Bank; Union National Bank & Trust Company; Union State Bank; Visalia Community Bank; and, Western Sierra National Bank, their respective employees, officers, owners, directors, shareholders, affiliates and agents, by and through its counsel (hereinafter "Plaintiffs").


Plaintiffs and Defendants agree as follows:


                                                  W I T N E S S E T H:


WHEREAS, in 1994, the Plaintiffs initiated a legal action against the Defendants known as American River Bank, et al. v. Mutual Fund, Inc., et al. in the United States District Court, Central District of California, known as Case No. 94-7151 JSL (the "Pending Case"); and,

WHEREAS, without admitting or acknowledging any fault in bringing the action; defending the action; or resolving the action, Plaintiffs and Defendants which to fully settle, resolve and end the Pending Case and all the matters contained therein, with prejudice;

     NOW, THEREFORE, Plaintiffs and Defendants agree as follows:

     1. INCORPORATION OF RECITALS. The above-referenced Recitals are hereby incorporated into this Agreement by this reference as if set forth in full.

     2. MUTUAL RELEASE. In consideration of the total sum of Thirty Five Thousand Dollars ($35,000.00), and for good and valuable consideration recited herein, the receipt and sufficiency of which are hereby acknowledged, Plaintiffs, and each of them, hereby fully release and forever discharges the Defendants, and each of them, the Defendants employees, officers, directors, contractors and agents, from any and all present and future monetary or nonmonetary responsibilities arising under or through the matters alleged in the Pending Case, or matters reasonably related thereto. Said mutual release includes, but is not limited to, any and all claims to damages, interest and fees of any and all types (whether earned or unearned).

     3. INDEMNIFICATION. Each party agrees not to, directly or indirectly, bring any action against the other party, its affiliates, agents, employees or officers in any court, tribunal, arbitration, mediation or other forum relating to the Pending Case or matters reasonably related thereto. Should such an action be brought in contravention of this Mutual Release, the party wrongfully bringing such an action agrees, in addition to any other relief that may be sought by the other party, to fully and completely indemnify the other party against losses, costs or expenses associated thereby. Should any third party bring an action against any one of the parties hereto, that party shall defend that action without involving the other party. This Mutual Release shall be an absolute preclusion from additional direct or indirect recovery from either party as to the Pending Case, and matters reasonably related thereto.

     4. MISCELLANEOUS. This Mutual Release is to be construed according to the laws of the State of California and is intended to be a complete release. This Mutual Release is binding upon the heirs, representatives and successors of each of the parties hereto. Each party represents that they/it has the requisite authority to enter into this Mutual Release. Once executed, this Mutual Release will be valid and binding on each party hereto. No other act is necessary by either party to make this Mutual Release effective. This Mutual Release is the complete expression of the terms and conditions agreed upon by the parties hereto and may not be alter or amended except in writing executed by both parties. Plaintiffs and Defendants expressly waive any and all retained rights or interests pursuant to Section 1542 of the California Civil Code. Section 1542 specifically states the following:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

IN WITNESS WHEREOF, we have executed this Settlement Agreement and Mutual Release of Claims.


/s/ Brian Bird
Brian Bird, Esq.
Counsel for Plaintiffs




/s/ Alan B. Rabkin
Alan B. Rabkin, Esq.
Counsel for Defendants